EXHIBIT 99.1

             ALANCO COMPLETES DIVESTITURE OF TSI PRISM SUBSIDIARY;
           REFOCUSED ALANCO/STARTRAK ON PACE TO GROW OVER 35% IN FY11
            WITH REVENUES EXCEEDING $20 MILLION AND POSITIVE EBITDA



(SCOTTSDALE,  AZ  -  AUGUST  18,  2010)-  ALANCO  TECHNOLOGIES,  INC.(NASDAQ:
ALAN),today announced completion of its strategic asset divestiture program with the sale of subsidiary Alanco/TSI PRISM, Inc. located in Scottsdale, Arizona. The assets and business of TSI PRISM, a provider of RFID inmate tracking technology to the corrections market, was purchased by Black Creek Integrated Systems, a private company located in Irondale, Alabama. The transaction, which closed on August 17, 2010, consisted of approximately $2 million in cash, and a potential earn-out valued in the range of $0.5 to 1.0 million.

The TSI PRISM sale, coupled with the previously announced March 19, 2010 sale of the Company's data storage subsidiary, marks the completion of the Company's asset divestiture program and re-deployment of resources to focus upon growth of the Company's StarTrak wireless asset management business. The divestiture program significantly improved Alanco's financial position by reducing secured debt and eliminating the large operating losses associated with the divested businesses, which in the last fiscal year alone, totaled over $1,700,000.

Alanco's forward strategic plan is to focus exclusively on growing the high margin, recurring revenue monitoring business of our StarTrak subsidiary, acquired July 1, 2006. Since acquisition, StarTrak's sales have increased from approximately $7 million to $14.5 million in fiscal year 2010 with fourth quarter sales accelerating to a 30% increase over the prior year period. Improved gross profit margins have significantly contributed to StarTrak's turnaround to current positive EBITDA performance. During the past six months, StarTrak's sales organization has also been reorganized and revitalized with the additions of industry-experienced regional sales representatives, and new, professional sales management.

Based upon current high pipeline activity, and new opportunities resulting from the Qualcomm marketing agreement announced July 22, 2010, Alanco/StarTrak anticipates accelerated sales growth in fiscal year 2011 to exceed $20 million, a 35% plus increase over fiscal year 2010. Fiscal year 2011 performance is on track to deliver significant positive EBITDA, and a net operating income for the second half of the year.

Robert R. Kauffman, Alanco Chairman and CEO, commented, "The new Alanco/StarTrak is now focused solely on the exceptional growth and profitability potential of our wireless asset management business, which is experiencing increasing demand for its state-of-the-art refrigerated transport monitoring technology. Additional strategic initiatives in support of our restructured business plan include a planned corporate name change, further debt restructuring/reduction, and consideration of other corporate strategic alternatives. We are committed to restoring shareholder value in the new company and look forward to a productive new fiscal year 2011."

ALANCO TECHNOLOGIES, INC. provides wireless monitoring and asset management solutions through itsStarTrak Systems subsidiary. StarTrak Systems is the dominant provider of tracking, monitoring and control services to the refrigerated or "Reefer" segment of the transportation marketplace, enabling customers to increase efficiency and reduce costs of the refrigerated supply chain. For more information, visit the Alanco website at www.alanco.com or StarTrak Systems at www.startrak.com.

EXCEPT FOR HISTORICAL INFORMATION, THE STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED BY, RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE
EXPRESSED OR IMPLIED BY THOSE STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, REDUCED DEMAND FOR INFORMATION TECHNOLOGY
EQUIPMENT; COMPETITIVE PRICING AND DIFFICULTY MANAGING PRODUCT COSTS; DEVELOPMENT OF NEW TECHNOLOGIES THAT MAKE THE COMPANY'S PRODUCTS OBSOLETE; RAPID INDUSTRY CHANGES; FAILURE OF AN ACQUIRED BUSINESS TO FURTHER THE COMPANY'S STRATEGIES; THE ABILITY TO MAINTAIN SATISFACTORY RELATIONSHIPS WITH LENDERS AND REMAIN IN COMPLIANCE WITH FINANCIAL LOAN COVENANTS AND OTHER REQUIREMENTS UNDER CURRENT BANKING AGREEMENTS; AND THE ABILITY TO SECURE AND MAINTAIN KEY CONTRACTS AND RELATIONSHIPS.

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